As filed with the Securities and Exchange Commission on September 19, 2018.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BANK7 CORP.
(Exact name of registrant as specified in its charter)

Oklahoma	6022	20-0764349
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas L. Travis
President and Chief Executive Officer
Bank7 Corp.
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian R. Marek Beth A. Whitaker Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 (214) 979-3000 (214) 880-0011 (facsimile)	Kelly Harris Senior Vice President and Chief Financial Officer Bank7 Corp. 1039 N.W. 63rd Street Oklahoma City, Oklahoma 73116 (405) 810-8600 (405) 810-8601 (facsimile)	William S. Anderson Joshua T. McNulty Bracewell LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 223-2300 (713) 437-5370 (facsimile)

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-227010
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	86,250	$19.00	$1,638,750	$204.03

(1)
Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-227010).

(2)	Based upon the public offering price.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional shares of common stock, $0.01 par value per share, of Bank7 Corp., an Oklahoma corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-227010), initially filed by Bank7 Corp. with the Securities and Exchange Commission on August 24, 2018, as amended by Amendment No. 1 thereto filed on September 10, 2018 and Amendment No. 2 thereto filed on September 17, 2018, and which was declared effective on September 19, 2018, including the exhibits thereto, are incorporated herein by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16 – Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number	Description
5.1	Opinion of Paul Foster Law Offices, P.C.
23.1	Consent of Paul Foster Law Offices, P.C. (contained in Exhibit 5.1)
23.2	Consent of BKD, LLP
24.1
Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-227010) filed with the Securities and Exchange Commission on August 24, 2018, and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 19, 2018.

BANK7 CORP.

By:	/s/ Thomas L. Travis
Thomas L. Travis,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William B. Haines	Director (Chairman)	September 19, 2018
William B. Haines

/s/ Thomas L. Travis	Director; President and Chief Executive Officer (principal executive officer)	September 19, 2018
Thomas L. Travis

/s/ Kelly J. Harris	Senior Vice President; Chief Financial Officer (principal financial and accounting officer)	September 19, 2018
Kelly J. Harris

*	Director	September 19, 2018
Bobby J. Alexander

*	Director	September 19, 2018
Charles W. Brown

*	Director	September 19, 2018
William M. Buergler

*	Director	September 19, 2018
John T. Phillips

*	Director	September 19, 2018
Gary D. Whitcomb

*	Director	September 19, 2018
Lonny D. Wilson

* By:	/s/ William B. Haines
William B. Haines
Attorney-in-Fact